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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 18, 2006

MAGNA ENTERTAINMENT CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-30578 (Commission File Number)	98-0208374 (I.R.S. Employer Identification No.)

337 Magna Drive, Aurora, Ontario, Canada L4G 7K1

(Address of Principal Executive Offices) (Zip Code)

(905) 726-2462

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01 Other Events

The Registrant announced that the Ohio Secretary of State has confirmed that a referendum question on the proposed addition of Article XV, Section 12 to the Ohio Constitution (the "Initiative") will be submitted to voters at the November 2006 general election. If the Initiative is passed, it would authorize the regulated operation of up to 31,500 slot machines at seven commercial horse racetracks in the state, including MEC's Thistledown, and at two other locations in Cleveland. Also, it would require the Ohio General Assembly to pass laws to facilitate the operation of the Constitutional amendment within six months after the approval, and if the General Assembly fails to act within that time, or the members of a five-member Gaming Integrity Commission (the "Commission") have not been appointed, then the games authorized by the amendment may be conducted under the supervision of the Ohio Lottery Commission, which would retain supervisory authority until the General Assembly has passed such laws and the members of the Commission have been appointed.

The full text of the press release issued by the Registrant is attached as Exhibits 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit 99.1	Copy of Registrant's press release dated September 19, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAGNA ENTERTAINMENT CORP. (Registrant)
September 22, 2006
	by:	/s/ WILLIAM G. FORD William G. Ford Corporate Secretary

EXHIBIT 99.1

Magna Entertainment Corp.
337 Magna Drive Aurora, Ontario, Canada L4G 7K1 Tel (905) 726-2462 Fax (905) 726-2585

PRESS RELEASE
STATE OF OHIO CONFIRMS EARN AND LEARN
REFERENDUM INITIATIVE

September 19, 2006, Aurora, Ontario, Canada......Magna Entertainment Corp. ("MEC") (NASDAQ: MECA; TSX: MEC.A) is pleased to report that the Ohio Secretary of State has confirmed that a referendum question on the proposed addition of Article XV, Section 12 to the Ohio Constitution (the "Initiative") will be submitted to voters at the November 2006 general election. If the Initiative is passed, it would authorize the regulated operation of up to 31,500 slot machines at seven commercial horse racetracks in the state, including MEC's Thistledown, and at two other locations in Cleveland. Also, it would require the Ohio General Assembly to pass laws to facilitate the operation of the Constitutional amendment within six months after the approval, and if the General Assembly fails to act within that time, or the members of a five-member Gaming Integrity Commission (the "Commission") have not been appointed, then the games authorized by the amendment may be conducted under the supervision of the Ohio Lottery Commission, which would retain supervisory authority until the General Assembly has passed such laws and the members of the Commission have been appointed.

With the recent submission of additional signatures, Ohioans from 88 counties have signed petitions in support of submitting the Initiative to voters, in excess of the 322,899 signatures from 44 counties required by Ohio rules.

The Initiative, which was brought forward under the Ohio Learn and Earn Campaign, proposes that revenue derived from the operation of slot machines would be used to fund a state college tuition program and to generate economic improvement funds. More specifically, the Initiative provides that, among other things, the following distributions from gross slot machine revenue ("GSR") would be made to supplement and not supplant existing and future constitutional obligations to post-secondary education and local governments: 30% to the scholarship and grant programs; 8% eight percent to county, township, and municipal governments primarily for economic development or capital improvement projects; 6% to the purse funds of Ohio's seven permitted horse racing tracks; and 1% to gambling addiction services. The Commission would be formed to regulate gaming, with the Commission's operating costs to be paid from the funds to be paid to the government bodies prior to their distribution to those government bodies, provided that no more than 1% of GSR may be subtracted from these amounts to pay the reasonably-estimated cost of operating the Commission. Each facility operating slots would be required to pay as a licensing fee an equal share of the reasonably-estimated cost of establishing the Commission, and each facility which may be authorized to conduct live casino games would be required to pay an additional $15.0 million licensing fee due upon the opening of the facility, which would be dedicated to economic development or capital improvement projects and which would be divided equally and paid to the county in which the facility is located and the county seat of that county.

Thistledown, which has been owned and operated by MEC since November 1999, is located on 128 acres approximately 10 miles southeast of downtown Cleveland. Thistledown has one of the longest racing seasons of all North American thoroughbred racetracks, covering approximately 185 racing days between March and December. Thistledown hosts the annual Ohio Derby, which is the premier graded stakes race in Ohio and one of the top races for three-year olds in the country.

MEC, North America's number one owner and operator of horse racetracks, based on revenues, acquires, develops and operates horse racetracks and related casino and pari-mutuel wagering operations, including off-track betting facilities. Additionally, MEC owns and operates XpressBet®, a national Internet and telephone account wagering systems, and Horse Racing TV™, a 24-hour horse racing television network.

This news release contains forward-looking statements that involve risks and uncertainties, including, without limitation, statements about the potential impact of the proposed amendment to the Ohio State constitution. Forward-looking statements represent MEC's estimates and assumptions only as of the date of this press release and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from the results described in or anticipated by MEC's forward-looking statements. Other potential risks and uncertainties relating to MEC and its business are described in MEC's filings with the Securities and Exchange Commission, specifically the last reports on Forms 10-K and 10-Q. Forward-looking statements speak only as of the date the statements were made. MEC assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If MEC updates one or more forward-looking statements, no inference should be drawn that MEC will make additional updates with respect thereto or with respect to other forward-looking statements.

For more information contact:
Blake Tohana
Executive Vice-President and Chief Financial Officer
Magna Entertainment Corp.
337 Magna Drive, Aurora, ON L4G 7K1
Telephone: 905-726-7493
www.magnaent.com

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SIGNATURES